                    SCHEDULE 14A INFORMATION
                         (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or
      Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                   HCB BANCSHARES, INC.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)

----------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act
      Rules 14a-6(i)(1) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:

________________________________________________________________

     5.     Total fee paid:
________________________________________________________________

[  ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

             [LETTERHEAD of HBC BANCSHARES, INC.]






                   November 18, 1999




Dear Stockholder:

     We invite you to attend the annual meeting of stockholders of HCB Bancshares, Inc. to be held at the Camden Country Club, located at 1915 Washington Street, S.W., Camden, Arkansas, on
Thursday, December 16, 1999 at 10:00 a.m., local time.

     The accompanying notice and proxy statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company's subsidiary, HEARTLAND Community Bank. Directors and officers of the Company, as well as representatives of Deloitte & Touche, LLP, the Company's independent auditors, will be present to respond to any questions the stockholders may have.

     ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

                         Sincerely,

                         /s/ Vida H. Lampkin

                         Vida H. Lampkin
                         Chairman of the Board, President
                         and Chief Executive Officer

                 HCB BANCSHARES, INC.
               237 JACKSON STREET, S.W.
              CAMDEN, ARKANSAS 71701-3941
                    (870) 836-6841

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
            TO BE HELD ON DECEMBER 16, 1999


     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of HCB Bancshares, Inc. (the
"Company") will be held at the Camden Country Club, located at 1915 Washington Street, S.W., Camden, Arkansas, on Thursday,
December 16, 1999 at 10:00 a.m., local time.

     A proxy statement and proxy card for the Annual Meeting accompany this notice.

     The Annual Meeting is for the purpose of considering and acting upon:

          1.   The election of three directors of the Company;
               and

          2. The transaction of such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on November 4, 1999 are the stockholders entitled to vote at the Annual Meeting and any adjournments thereof.

     You are requested to fill in and sign the accompanying proxy card which is solicited by the Board of Directors and to mail it promptly in the accompanying envelope. The proxy card will not be used if you attend and vote at the Annual Meeting in person.

                         BY ORDER OF THE BOARD OF DIRECTORS

                         /s/ Paula J. Bergstrom

                         PAULA J. BERGSTROM
                         SECRETARY
Camden, Arkansas
November 18, 1999

     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. THE ACCOMPANYING PROXY CARD IS ACCOMPANIED BY A SELF-ADDRESSED ENVELOPE FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                    PROXY STATEMENT
                          OF
                 HCB BANCSHARES, INC.
               237 JACKSON STREET, S.W.
              CAMDEN, ARKANSAS 71701-3941

            ANNUAL MEETING OF STOCKHOLDERS
                   DECEMBER 16, 1999


                        GENERAL

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of HCB Bancshares, Inc. (the "Company") to be used at the annual meeting of stockholders (the "Annual Meeting") which will be held at the Camden Country Club, located at 1915 Washington Street, S.W., Camden, Arkansas, on Thursday, December 16, 1999 at 10:00 a.m., local time. This proxy statement and the accompanying notice and proxy card are being first mailed to stockholders on or about November 18, 1999.


          VOTING AND REVOCABILITY OF PROXIES

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to Paula J. Bergstrom, Secretary of the Company, at the address shown above, by filing a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person.

     Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS SET FORTH IN THIS PROXY STATEMENT. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions, as well as shares held in street name which have been designated by brokers on proxy cards as not voted, will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present and eligible to vote for purposes of determining whether a quorum is present.


      VOTING SECURITIES AND BENEFICIAL OWNERSHIP

     Stockholders of record as of the close of business on November 4, 1999 (the "Record Date") are entitled to one vote for each share then held. As of September 30, 1999, the Company had 2,431,691 shares of common stock, par value $.01 per share (the "Common Stock"), issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

     Persons and groups owning in excess of 5% of the Company's Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth as of September 30, 1999, certain information as to the Common Stock believed by management to be beneficially owned by persons owning in excess of 5% of the Company's Common Stock and by all directors and executive officers of the Company as a group.


                                          AMOUNT AND          PERCENT OF
                                          NATURE OF           SHARES OF
NAME AND ADDRESS                          BENEFICIAL         COMMON STOCK
OF BENEFICIAL OWNER                       OWNERSHIP (1)      OUTSTANDING
-------------------                       ------------       -------------
HCB Bancshares, Inc.
Employee Stock Ownership Plan ("ESOP")
237 Jackson Street
Camden, Arkansas 71701-0878                169,280 (2)           6.9%

Friedman, Billings, Ramsey Group, Inc.
Eric F. Billings
Emanuel J. Friedman
W. Russell Ramsey
1001 19th Street North
Arlington, Virginia  22209-1710            170,700 (3)           7.0

All directors and executive officers
  as a group (8 persons)                   253,533 (4)          10.4

____________
(1) Includes all shares as to which the beneficial owner had sole or shared voting and/or investment power.
(2) Represents unallocated shares held in a suspense account for future allocation among participating employees as the loan used to purchase the shares is repaid; does not include 42,320 allocated shares. The ESOP trustee, Regions Bank, Little Rock, Arkansas, votes all allocated shares in accordance with instructions of the participants. Unallocated shares and shares for which no instructions have been received, if any, are voted by the ESOP trustee in the same ratio as participants direct the voting of allocated shares or, in the absence of such direction, as directed by the Company's Board of Directors.
(3) In their Schedule 13G, as amended, the reporting persons reported sole voting and dispositive power over the reported shares through the following subsidiaries: Friedman, Billings, Ramsey Investment Management, Inc. and Friedman Billings Ramsey & Co., Inc.
(4) Includes 111,096 shares which all directors and executive officers as a group had a right to purchase pursuant to the exercise of stock options exercisable within 60 days; does not include unallocated shares held by the ESOP (see above) or 27,727 shares held by Directors Moseley, Murry, Parker, Silliman and Steelman as trustees for the Company's Management Recognition Plan Trust, which shares are required to be voted in the same proportion as the unallocated shares under the ESOP or, in the absence thereof, as directed by the Company's Board of Directors.

                 ELECTION OF DIRECTORS

GENERAL

     The Company's Board of Directors consists of seven members. The Company's Certificate of Incorporation requires that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. The Board of Directors has nominated Cameron D. McKeel, Bruce D. Murry and Lula Sue Silliman to serve as directors for a three-year period. All nominees currently are members of the Board. Under Oklahoma law, directors are elected by a plurality of all shares present and entitled to vote at a meeting at which a quorum is present.

     If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

     The following table sets forth the names of the persons nominated by the Board of Directors for election as directors. Also set forth is certain other information with respect to each person's age, the year he or she first became a director of the Company's subsidiary, HEARTLAND Community Bank (the "Bank"), the expiration of his or her term as a director, and the number and
percentage of shares of Common Stock beneficially owned.   Each
director of the Company is also a member of the Board of Directors of the Bank. All individuals were initially appointed as a director of the Company in 1996 in connection with the Company's incorporation.

                                                            SHARES OF
                                                          COMMON STOCK
                                  YEAR FIRST              BENEFICIALLY
                                  ELECTED AS    CURRENT     OWNED AT
                      AGE AT      DIRECTOR OF    TERM     SEPTEMBER 30,    PERCENT
NAME              JUNE 30, 1999    THE BANK    TO EXPIRE     1999(1)       OF CLASS
----              --------------  ------------ ---------  --------------  ---------
                             BOARD NOMINEES FOR TERMS TO EXPIRE IN 2002

Cameron D. McKeel       60          1996         1999        40,554          1.70%

Bruce D. Murry          60          1994         1999        15,180           *

Lula Sue Silliman       72          1962         1999        19,258           *

                    DIRECTORS CONTINUING IN OFFICE

Carl E. Parker, Jr.     52          1981         2000        37,258          1.50

Roy Wayne Moseley       63          1990         2000        19,135           *

Vida H. Lampkin         61          1983         2001        60,605          2.50

Clifford Steelman       58          1984         2001        34,258          1.40

__________
(1) Includes all shares as to which the beneficial owner had sole or shared voting and/or investment power. Amounts shown include 25,392, 7,936, 23,806, 7,936, 7,936, 7,936 and 7,936 shares which may be acquired by Directors Lampkin, Steelman, McKeel, Murry, Silliman, Parker and Moseley, respectively, upon the exercise of options exercisable within 60 days of September 30, 1999. Does not include unallocated shares held by the ESOP (see above) or shares held by Directors Moseley,

                             -3-

    Murry, Parker, Silliman and Steelman as trustees for the Company's Management
    Recognition Plan Trust, which shares are required to be voted in the same proportion as the unallocated shares under the ESOP or, in the absence thereof, as directed by the Company's Board of Directors.
*   Amount beneficially owned is less than 1% of the outstanding Common Stock.

    Set forth below is information regarding the Company's directors. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

    CAMERON D. MCKEEL has served as Vice President of the Company since December 1996 and as Executive Vice President of the Bank since May 1996. Mr. McKeel was named as Executive Vice President of the Company in November 1997. Prior to joining the Bank, Mr. McKeel was Executive Vice President of Arkansas State Bank in Clarksville, Arkansas. He is a member of the Camden Lions Club and President of the Ouachita Area United Way.

    BRUCE D. MURRY is owner of Bruce's, Inc., a retail establishment, located in Camden, Arkansas. He was president of the Camden Chamber of Commerce in 1995 and is a member of the Board of Deacons of First Assembly of God Church of Camden. Mr. Murry is a current member and a past president of the Camden Lions Club.

    LULA SUE SILLIMAN served as partner and office manager of the Silliman Insurance Agency, Inc. from 1949 until her retirement in 1970.

    CARL E. PARKER, JR.  has been General Manager of Camden
Monument Co. from 1970 to the present. He is a member of the Camden, Arkansas Rotary Club and Chamber of Commerce.

    ROY WAYNE MOSELEY was the owner of Wayne's Greenhouse, a wholesale flower production business, in Fordyce, Arkansas from 1960 until his retirement in 1998. Mr. Moseley serves as the Fordyce, Arkansas Fire Chief.

    VIDA H. LAMPKIN has served as Chairman of the Board, President and Chief Executive Officer of the Company since December 1996 and has been the Chairman of the Board, President and Chief Executive Officer of the Bank since January 1990. Mrs. Lampkin is currently Chairman of the Arkansas League of Savings Institutions, a member of the Arkansas Community of Excellence Committee for Camden, a member of the Joint Council for Economic Development, a member of the Government Affairs Council for America's Community Bankers, and was president of the Camden Chamber of Commerce in 1996.

    CLIFFORD STEELMAN retired from the Camden Kraft Packaging
Plant, International Paper, Camden, Arkansas, in 1997 after having been employed there since 1968. Mr. Steelman is a member of the Board of Directors of the Camden Fairview School
District.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    The following table sets forth information regarding the executive officer of the Company who does not serve on the Board of Directors.

                                AGE AT
                                JUNE 30,
NAME                             1999            TITLE
----                            --------         -----
William C. Lyon                   58             Senior Vice President of the
                                                 Company; Senior Vice President and
                                                 Chief Lending Officer of the Bank

    The following paragraph sets forth information regarding the principal occupation of the executive officer designated above.

    WILLIAM C. LYON has served as Vice President of the Company since December 1996 and has been Senior Vice President and Chief Lending Officer of the Bank since May 1996. Mr. Lyon was named Senior Vice President of the Company in November 1997. From January 1994 to May 1996, Mr. Lyon was a self-employed banking consultant and from 1991 to 1994 he served as Senior Vice President of American National Bank and Trust Co. in Shawnee, Oklahoma. Mr. Lyon is President-elect of the Camden Area Chamber of Commerce and serves on various Chamber of Commerce committees.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company holds regular monthly meetings and special meetings as needed. During the year ended June 30, 1999, the Company's Board met 17 times. No director attended fewer than 75% in the aggregate of the total number of Board and committee meetings held while he or she was a member during the year.

    The Board of Directors' Audit Committee consists of Directors Moseley, Murry, Parker, Silliman and Steelman, who serves as Chairman. The Committee met one time during the year ended June 30, 1999 to examine and approve the audit report prepared by the independent auditors of the Company, to review and recommend the independent auditors to be engaged by the Company, to review the internal audit function and internal accounting controls, and to review and approve Company policies.

    The Compensation Committee consists of the non-employee directors, which for fiscal 1999 consisted of Directors Moseley, Murry, Parker, Silliman and Steelman. This committee reviews the performance of the officers of the Company and determines compensation. The Compensation Committee met two times during the year ended June 30, 1999.

    The Company does not have a standing nominating committee. Under the Company's current Bylaws, the Company's full Board of Directors selects the management nominees for election of directors. The Board of Directors met one time in this capacity with respect to the nominees for election as directors at the Annual Meeting. The Company's Certificate of Incorporation sets forth procedures that must be followed by stockholders seeking to make nominations for directors. In order for a stockholder of the Company to make any nominations, he or she must give written notice thereof to the Secretary of the Company not less than thirty days nor more than sixty days prior to the date of any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee. In addition, the stockholder making such nomination must promptly provide any other information reasonably requested by the Company.

EXECUTIVE COMPENSATION

    The following table sets forth the cash and noncash compensation for each of the three fiscal years ended June 30, 1999 awarded to or earned by the Company's Chief Executive
Officer for services rendered in all capacities to the Company and its subsidiaries.

                                                                  LONG-TERM
                                                           COMPENSATION AWARDS
                                                          -----------------------
                                  ANNUAL COMPENSATION     RESTRICTED   SECURITIES
                       FISCAL     -------------------       STOCK      UNDERLYING      ALL OTHER
NAME                    YEAR      SALARY        BONUS       AWARDS      OPTIONS       COMPENSATION
----                   ------     ------        -----     ----------   ----------     ------------
Vida H. Lampkin        1999       $100,000      $ --       $     --       50,784 (1)    $52,933 (2)
  President and Chief  1998         94,500        --        211,584 (3)   50,784 (4)     46,252
  Executive Officer    1997         90,000        --             --           --         18,060

__________
(1) These options represent the repricing of options granted during the year ended June 30, 1998. See " -- Option Repricing in Last Fiscal Year."
(2) For fiscal 1999, includes director fees ($12,000), life, health, dental and disability insurance ($4,923) and the value of shares allocated under the ESOP ($36,010); does not include indirect compensation in the form of certain perquisites and other personal benefits which did not exceed 10% of salary and bonus.
(3) Value shown in the table is based on the closing price of the Common Stock of $16.00 as quoted by the Nasdaq National Market on the date of grant, May 1, 1998. 6,612 shares of restricted Common Stock awarded under the MRP are currently vested. An additional 6,612 shares will vest over two years, with 3,306 vesting each year. As of June 30, 1999, based on the average of the high and low sales price of the Common Stock of $9.28, the aggregate value of the 6,612 shares of restricted Common Stock awarded to Ms. Lampkin was $61,359. In addition, at June 30, 1999, the Company's MRP Trust held $1,917 in cash representing accrued dividends for the benefit of Ms. Lampkin. In the event the Company pays dividends with respect to its Common Stock, when shares of restricted stock vest and/or are distributed, the holder will be entitled to receive any cash dividends and a number of shares of Common Stock equal to any stock dividends, declared and paid, with respect to a share of restricted Common Stock between the date the restricted stock was awarded and the date the restricted stock is distributed, plus interest on cash dividends, provided that dividends paid with respect to unvested restricted stock must be repaid to the Company in the event the restricted stock is forfeited prior to vesting.
(4) 12,696 of the shares underlying these stock options were exercisable upon grant on May 1, 1998. The remaining options become exercisable at the rate of 12,696 shares annually.

     Option Grants in Last Fiscal Year.   The following table
contains information concerning the grant of stock options to the Company's Chief Executive Officer during fiscal 1999. All options shown on the table represent the repricing of options granted during the year ended June 30, 1998. See " -- Option Repricing in Last Fiscal Year."

                                 INDIVIDUAL GRANTS
                  -------------------------------------------------
                                                                    POTENTIAL REALIZABLE
                                                                      VALUE AT ASSUMED
                  NUMBER OF    % OF TOTAL                           ANNUAL RATES OF STOCK
                  SECURITIES     OPTIONS                              PRICE APPRECIATION
                  UNDERLYING    GRANTED TO    EXERCISE                 FOR OPTION TERM
                   OPTIONS     EMPLOYEES IN   OR BASE   EXPIRATION -----------------------
NAME              GRANTED(1)   FISCAL YEAR     PRICE      DATE       5%              10%
----              ----------   ------------   -------   ---------- ------           ------
Vida H. Lampkin      50,784        25%         $9.125    5/01/08    $291,432         $738,546

(1)  These options represent the repricing of options granted on May 1, 1998 and have the same terms and conditions, except for the exercise price, as the options granted on May 1, 1998.
     The options were immediately exercisable for 25% of the underlying shares on the date of grant, May 1, 1998, and become exercisable for another 25% of the shares on May 1 of each of the next three years.  To the extent not already exercisable, the options generally become immediately exercisable in the event of a change in control of the Company.

                              -6-

     Year-End Option/SAR Values. The following table sets forth information concerning the number and potential realizable value at the end of the fiscal year of options held by the Chief
Executive Officer. Mrs. Lampkin did not exercise any options during fiscal year 1999.

                       NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                      UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS/SARS
                 OPTIONS/SARS AT FISCAL YEAR-END       AT FISCAL YEAR-END (1)
                 -------------------------------    ----------------------------
NAME             EXERCISABLE       UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----             -----------       -------------    -----------    -------------
Vida H. Lampkin    25,392           25,392           $3,936         $3,936

__________
(1) Based on the difference between the fair market value of the underlying Common Stock of $9.28, which was the average of the high and low sale price for the Common Stock on June 30, 1999, and the exercise price of $9.125 per share.

    Option Repricing in Last Fiscal Year. The following table sets forth information regarding the repricing during the year ended June 30, 1999 of options granted to the Company's
President and Chief Executive Officer.

                                                                                          ORIGINAL
                              SECURITIES     MARKET PRICE      EXERCISE                  OPTION TERM
                              UNDERLYING     OF STOCK AT        PRICE                     REMAINING
                             OPTIONS/SARS        TIME         AT TIME OF      NEW         AT DATE OF
                              REPRICED OR    OF REPRICING    REPRICING OR    EXERCISE    REPRICING OR
NAME                 DATE       AMENDED      OR AMENDMENT     AMENDMENT       PRICE       AMENDMENT
----                 ----    ------------    -------------   ------------    --------   -------------
Vida H. Lampkin    10/29/98    50,784         $9.125 (1)      $16.00          $9.125        114 months
                                                                                            (5/01/08)

_____________
(1)   Based on the average of the high and low sales price on October 29, 1998.

EMPLOYMENT AGREEMENTS

    The Company and the Bank maintain separate employment agreements (the "Employment Agreements") with Vida H. Lampkin, President and Chief Executive Officer of the Bank and the Company (the "Employee"). In such capacities, the Employee is responsible for overseeing all operations of the Bank and the Company, and for implementing the policies adopted by the Board of Directors. Such Boards believe that the Employment Agreements assure fair treatment of the Employee in relation to her career with the Company and the Bank by assuring her of some financial security.

    The Employment Agreements became effective on the date of their execution and provide for terms of three years and an annual base salary of $90,000. On each anniversary date of the Employment Agreements' effective date (the "Effective Date"), the term of employment will be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of the Employee has met the required performance standards and that such Employment Agreements should be extended. The Employment Agreements provide the Employee with a salary review by the Boards of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits, vacation and sick leave. The Employment Agreements will terminate upon the Employee's death, may terminate upon the Employee's disability and are terminable by the Bank for "just cause" (as defined in the Employment Agreements). In the event of termination for "just cause," no severance benefits are available. In the event of (i) the Employee's involuntary termination of employment for any reason other than "just cause" or (ii) the Employee's voluntary termination within 90 days of the occurrence of a "good reason" (as defined in the Employment Agreements), the
                         -7-

Employee will be entitled to receive (a) her salary up to the Employment Agreements' expiration date (the "Expiration Date") plus an additional 12-month salary, (b) a put option requiring the Bank or the Company to purchase Common Stock held by the Employee to the extent that it is not readily tradeable on an established securities market, and (c), at the Employee's election, either cash in an amount equal to the cost of benefits the Employee would have been eligible to participate in through the Expiration Date or continued participation in the benefits plans through the Expiration Date. If the Employment Agreements are terminated due to the Employee's "disability" (as defined in the Employment Agreements), the Employee will be entitled to a continuation of her salary and benefits through the date of such termination, including any period prior to the establishment of the Employee's disability. In the event of the Employee's death during the term of the Employment Agreements, her estate will be entitled to receive her salary through the last day of the calendar month in which the Employee's death occurred. The Employee is able to voluntarily terminate her Employment Agreements by providing 90 days' written notice to the Boards of Directors of the Bank and the Company, in which case the Employee is entitled to receive only her compensation, vested rights and benefits up to the date of termination.

    In the event of (i) a "change in control," or (ii) the Employee's termination for a reason other than just cause during the "protected period (as defined in the Employment Agreements)," the Employee will be paid within 10 days following the later to occur of such events an amount equal to the difference between (i) 2.99 times her "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that the Employee receives on account of the change in control. "Change in control" generally refers to (i) the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, (ii) the transfer by the Bank of substantially all of its assets to a corporation which is not an "affiliate" (as defined in the Employment Agreements),
(iii) a sale by the Bank or the Company of substantially all the assets of an affiliate which accounts for 50% or more of the controlled group's assets immediately prior to such sale, (iv) the replacement of a majority of the existing board of directors by the Bank or the Company in connection with an initial public offering, tender offer, merger, exchange offer, business combination, sale of assets or contested election, or (v) a merger of the Bank or the Company which results in less than seventy percent (70%) of the outstanding voting securities of the resulting corporation being owned by former stockholders of the Company or the Bank. The Employment Agreements provide that within 10 business days of a change in control, the Bank shall fund, or cause to be funded, a trust in the amount of 2.99 times the Employee's base amount, that will be used to pay the Employee amounts owed to her. The aggregate payments that would be made to Mrs. Lampkin, assuming her termination of employment under the foregoing circumstances at June 30, 1999, would have been approximately $267,689. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. In the event that the Employee prevails over the Company and the Bank in a legal dispute as to the Employment Agreements, she will be reimbursed for her legal and other expenses.

DIRECTOR COMPENSATION

    General.  Directors receive fees of $1,000 per month.
This fee includes any committee meeting(s), as well as service on the board of directors of one or more subsidiaries of the Company. For fiscal 1999, directors' fees totaled $84,000. In addition, directors are eligible to receive awards under the Company's Stock Option Plan and Management Recognition Plan. During the year ended June 30, 1999, no awards were made to directors under these plans.

    Directors' Retirement Plan. The Bank's Board of Directors adopted a directors' retirement plan, effective June 13, 1996, for directors who are or were members of the Board of Directors at any time on or after the plan's effective date, provided that an employee who becomes a director after June 30, 1996 will not become a participant unless the Board of Directors adopts a specific resolution to that effect. On the effective date, (1) the account of each participant who was a director on the effective date (other than Directors Lampkin and McKeel) was credited with an amount of $1,900 for each full year of service as a director; (2) the account of Director Lampkin was credited with an amount projected to provide her with an annual retirement benefit, commencing at age 65 and continuing for her lifetime, in an amount equal to the difference between (i) 70% of her projected annual rate of pay at retirement, and (ii) the annuity value of her accrued benefits under the Bank's tax-qualified retirement plans plus her annual social security benefit at age 65; and (3) the account of Director McKeel was credited with an amount projected to provide him with an annual retirement benefit, commencing at age 65 and continuing for a period of ten years, in an amount equal to the difference between (i) 40% of his projected annual rate of pay at retirement, and (ii) the annuity value of his accrued benefits under the Bank's tax-qualified retirement plans plus his annual social security benefit at age 65.

    On the first day of each calendar month after the effective date, each participant who is a director on said date, with the exception of Directors Lampkin and McKeel, will have his or her account credited with an amount equal to the product of $158.33 and the Safe Performance Factor for the preceding fiscal year. The Safe Performance Factor is determined annually based on the Bank's return on equity, non-performing asset ratio, and regulatory composite rating for the year as compared to targets set for the fiscal year. In addition, each participant's account will be credited with a rate of return, on any vested amounts previously credited, equal to any appreciation or depreciation determined according to the participant's election. Amounts credited to the accounts of participants other than Directors Lampkin and McKeel will be fully vested at all times. The amounts credited to Director Lampkin and Director McKeel will become vested at the rate of 1.18% for each full month of service as a director, starting with 15% vested interest on January 1, 1996, and becoming fully vested after 72 or more months of service after January 1, 1996.

    Upon a non-employee director's termination of service on the Board due to death, disability, or mandatory retirement due to age restrictions, the director's account will be credited with an amount equal to the difference between $38,000 and the amount previously credited to her or his account, exclusive of investment returns. In the event of Director Lampkin's or Director McKeel's disability or death prior to her or his attainment of 50% vesting, the vested percentage on her or his account will be increased to 50%. If Director Lampkin's or Director McKeel's service on the Board is terminated for any reason other than "just cause" following a change in control, the vested percentage of her or his account will become 100%. Distribution of account balances will be made in cash, over a ten-year period, unless the participant elects to receive a lump sum or annual installments over a period of less than ten years. If a participant dies before receiving all benefits payable under the plan, distribution will be made to her or his beneficiary or, in the absence of a beneficiary, to her or his estate, in a lump sum, unless the participant has elected to have the distribution made in installments over a period of up to ten years. Benefits under the Directors' Plan are non-transferable. The Bank will pay all benefits in cash from its general assets, and has established a trust in order to hold assets with which to pay benefits. Trust assets will be subject to the claims of the Bank's general creditors. In the event a participant prevails over the Bank in a legal dispute as to the terms or interpretation of the Directors' Plan, he or she will be reimbursed for his or her legal and other expenses.

TRANSACTIONS WITH MANAGEMENT

    The Bank offers loans to its directors, officers and employees. These loans currently are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. At June 30, 1999, the Bank's loans to directors and executive officers totaled approximately $41,135.

COMPENSATION COMMITTEE REPORT ON EMPLOYEE COMPENSATION

    The Compensation Committee of the Board of Directors consists of the non-employee directors, which for fiscal 1999 consisted of Directors Moseley, Murry, Parker, Silliman and Steelman. This committee reviews the performance of the executive officers of the Company and its subsidiaries and recommends employee compensation structures and amounts to the Board.

    The Compensation Committee's compensation philosophy for all employees, including executive officers, is to provide competitive levels of compensation, integrate employees' pay with the achievement of the Company's performance goals, reward exceptional corporate performance, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified employees. The committee expressly endorses the position that equity ownership by employees is beneficial in aligning employees' and stockholders' interests in the enhancement of stockholder value.

    Salaries are determined by evaluating the responsibilities of each position and by reference to the competitive marketplace for qualified employees, including with respect to executive officers comparisons of salaries for comparable positions at comparable companies within the banking industry. Annual salary changes are determined by evaluating changes in compensation in the marketplace, the performance of the Company and the responsibilities and performance of the employee.

    For fiscal 1999, the base salaries of the chief executive officer and other executive officers were established in accordance with the foregoing policies. The Compensation Committee reviewed proposed salaries for all bank employees, individually and in total, then reviewed each executive's salary history. Salaries for the executives were increased by percentages consistent with the percentage increase for all employees, maintaining the existing proportion of executive salaries to all salaries.

    The Committee believes that stock-related award plans are an important element of compensation since they provide executives with incentives linked to the performance of the Common Stock. Accordingly, during fiscal 1998 the Committee recommended and the Board of Directors adopted the HCB Bancshares, Inc. 1998 Stock Option Plan (the "Option Plan") and the HCB Bancshares, Inc. Management Recognition Plan (the "MRP"). These plans were approved by the Company's stockholders at a special meeting in May 1998. Upon the implementation of the Option Plan, directors, officers and employees were granted options to acquire 317,400 shares of the Common Stock, in the aggregate. These options were subject to vesting over a period of three or four years. The Committee believes that the Option Plan serves as a means of providing key employees with the opportunity to acquire a proprietary interest in the Company and links their interests with those of the Company's stockholders. In addition, upon the implementation of the MRP, directors, officers and employees were granted awards of 52,900 shares of the Common Stock, in the aggregate. These awards also were subject to vesting over a period of three or four years. The purpose of the MRP is to reward and retain personnel of experience and ability in key positions of responsibility by providing such employees with a proprietary interest in the Company as compensation for their past contributions to the Company and the Bank and as an incentive to make further contributions in the future.

    On October 29, 1998, the Company repriced all options that had been granted upon approval of the Option Plan by the Company's stockholders in May 1998, including options to acquire 50,704 shares of Common Stock granted to Vida H. Lampkin, the Company's Chairman of the Board, President and Chief Executive Officer. This was accomplished by canceling the existing options and issuing replacement options that were identical in every respect other than the exercise price. The options had been granted approximately six months earlier and had an exercise price of $16.00 per share, which was the fair market value of the Common Stock on the date of grant. However, the fair market value for the Common Stock of $16.00 per share on the date of grant, May 1, 1998, proved to be the highest price ever attained by the Common Stock, and by October 1998 the Common Stock was trading in the low $9.00 range. The Board of Directors believed that the decrease in the market price for the Common Stock reflected general declines in market prices for the stocks of savings institution holding companies and was not attributable to actions taken by management of the Company.

    The Board further believed that maintaining the $16.00 exercise price when the market price for the Common stock was in the low $9.00 range would not accomplish the goals of the Board in implementing the Option Plan because the market price for the Common Stock would have to rise substantially before the options could have any value to the optionees. In addition, the Board considered the facts that (i) new employees were being granted options with lower exercise prices than the options granted to longstanding employees, thereby treating new employees more favorably than employees with seniority; and (ii) if the options were not repriced, existing employees actually would have an incentive to leave the Company and join a competitor where they could receive options at exercise prices that reflected the prevailing low prices for stocks of savings institutions.

    As a result, given the abnormally high market price for the Common Stock that happened to prevail on the specific date the options were granted, the Board concluded that for the options to provide the intended incentive to the optionees, it would be necessary to reprice the options to set the exercise price at the prevailing market price. This was done on October 29, 1998, and the new exercise price was $9.125, which represented the average of the high and low sale price on that date.

                                  Roy Wayne Moseley
                                  Bruce D. Murry
                                  Carl E. Parker, Jr.
                                  Lula Sue Silliman
                                  Clifford Steelman

STOCK PERFORMANCE

    The following graph shows the cumulative total return on the Company's Common Stock from the commencement of trading on May 7, 1997 through June 30, 1999 compared with the cumulative total return of the CRSP Index for Nasdaq stocks of savings institutions (U.S. Companies, SIC 6030-39) (the "Industry Index") and the CRSP Index for the Nasdaq Stock Market (U.S. Companies, all SICs) (the "Market Index") over the same period, as if $100 were invested on May 7, 1997 in the Company's Common Stock and each index. Total cumulative return on the Common Stock or the index equals the total increase or decrease in value since May 7, 1997, assuming reinvestment of all dividends paid. The shareholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index.

          CUMULATIVE TOTAL SHAREHOLDER RETURN
     COMPARED WITH PERFORMANCE OF SELECTED INDEXES
           May 7, 1997 through June 30, 1999


[Line graph appears here depicting the cumulative total shareholder return of $100 invested in the Common Stock as compared to $100 invested in all companies whose equity securities are traded on the NASDAQ Stock Market and $100 invested in savings institutions traded on the NASDAQ Stock Market. Line graph plots the cumulative total return from May 1997 to June 1999. Plot points are provided below.]

                       5/7/97     6/30/97     6/30/98    6/30/99
                       ------     -------     -------    -------
HCB Bancshares, Inc.    100         102.0      120.5      77.6 (1)
Savings Institutions    100         113.0      162.5     140.5
Nasdaq Stock Market     100         109.2      143.8     206.3

_________
1 The Common Stock was listed on the Nasdaq National Market on June 30, 1999. The total return figure at June 30, 1999 is based on the average of the high and low sales price for the Common Stock on that date.

    Effective February 2, 1999, the Company's Common Stock was delisted and ceased trading on the Nasdaq National Market. The last price prior to delisting was $9.375 per share.

              RELATIONSHIP WITH INDEPENDENT AUDITORS

    Effective June 18, 1998, the Company, with the approval of the Board of Directors, dismissed Miller, England & Company, Little Rock, Arkansas. In connection with their audit of the most recent fiscal year ended June 30, 1997, and during the subsequent interim period preceding the dismissal, there have been no disagreements with Miller, England & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Miller, England & Company, would have caused them to make reference to the subject of such disagreement in connection with their reports. In addition, there was no adverse opinion or disclaimer of opinion, or any opinion qualified as to uncertainty, audit scope or accounting principles, in connection with their audit of the fiscal year ended June 30, 1997, and during the subsequent interim period preceding their dismissal.

    Effective October 1, 1998, the Company engaged Deloitte &
Touche, LLP, Little Rock, Arkansas, as the Company's independent auditors beginning with the fiscal year ended June 30, 1998.

    The Board of Directors has ratified the appointment of Deloitte & Touche, LLP to be the Company's independent certified public accountants for the fiscal year ending June 30, 2000. A representative of Deloitte & Touche, LLP is expected to be present at the Meeting to respond to appropriate questions and to make a statement, if so desired.

     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's officers, directors and persons who own more than 10 percent of the outstanding Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in such Common Stock (collectively, "Reports"), and to furnish the Company with copies of all such Reports. Based solely on its review of the copies of such Reports or written representations that no such Reports were necessary that the Company received during the past fiscal year or with respect to the last fiscal year, management believes that during the fiscal year ended June 30, 1999, all of the Reporting Persons complied with these reporting requirements.


                          OTHER MATTERS

    The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

    The Company's annual report to stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such annual report may obtain a copy by writing to the Secretary of the Company. Such annual report is not to be treated as a part of the proxy solicitation materials or as having been incorporated herein by reference.

                      STOCKHOLDER PROPOSALS

    In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 237 Jackson Street, S.W., Camden, Arkansas 71701-3941, no later than June 21,
2000. Stockholder proposals, other than those submitted pursuant to the Exchange Act, must be submitted in writing to the Secretary of the Company at the above address not less than thirty days nor more than sixty days prior to the date of any such meeting in accordance with procedural and substantive requirements under the Company's Certificate of Incorporation; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. For consideration at the Annual Meeting, a stockholder proposal must be delivered or mailed to the Company's Secretary no later than November 29, 1999.


                       BY ORDER OF THE BOARD OF DIRECTORS

                       /s/ Paula J. Bergstrom

                       PAULA J. BERGSTROM
                       SECRETARY
Camden, Arkansas
November 18, 1999

                            FORM 10-K

       A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1999 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, HCB BANCSHARES, INC., 237 JACKSON STREET,
S.W., CAMDEN, ARKANSAS 71701-3941.

[  ]  PLEASE MARK VOTES            REVOCABLE PROXY
      AS IN THIS EXAMPLE          HCB BANCSHARES, INC.


                 ANNUAL MEETING OF STOCKHOLDERS
                       DECEMBER 16, 1999

The undersigned hereby appoints Vida H. Lampkin and Clifford Steelman, with full powers of substitution, to act as proxies for the undersigned, to vote all shares of common stock of HCB Bancshares, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the Camden Country Club, located at 1915 Washington Street, S.W., Camden, Arkansas, on Thursday, December 16, 1999 at 10:00 a.m., local time, and at any and all adjournments thereof, as follows:
                                                 WITH-
                                         FOR     HOLD    EXCEPT

1.   The election as directors of
     all nominees listed (except
     as marked to the contrary below):   [  ]    [  ]     [  ]

     CAMERON D. MCKEEL
     BRUCE D. MURRY
     LULA SUE SILLIMAN

INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, MARK "EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE
SPACE PROVIDED BELOW.

____________________________________________________
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
LISTED PROPOSITION.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Please be sure to sign and date            Date
this proxy in the box below

________________________________________________________________

________________________________________________________________
Stockholders sign above           Co-holder (if any) sign above




------------------------- perforation --------------------------

DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE
ENCLOSED.
                    HCB BANCSHARES, INC.

Should the abovesigned be present and elect to vote at the Annual Meeting or at any adjournment thereof, and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
The above signed acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated November 18, 1999 and a 1999 annual report to stockholders.
Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                      PLEASE ACT PROMPTLY
              SIGN, DATE & MAIL YOUR PROXY TODAY